UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2006

ALLIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21395	25-1795265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 928-8800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 15, 2006, Allin Corporation (the “Company”) and S&T Bank, a Pennsylvania banking association, entered into the Sixth Amendment to Loan and Security Agreement (Asset Based) (the “Sixth Amendment”) upon S&T Bank’s execution of the amendment. The Company had previously executed the amendment on September 12, 2006. The Sixth Amendment is included as Exhibit 10.1 to this Report on Form 8-K.

The Sixth Amendment revises Section 1.2 Borrowing Base paragraph (b) “Qualified Accounts” of the October 1, 1998 Loan and Security Agreement, as amended (the “Loan Agreement”) such that the Company’s accounts receivable shall generally be qualified accounts for the borrowing base if aged not more than ninety days from the date of invoice. The Sixth Amendment also provides that the accounts receivable from two customers shall be qualified accounts receivable for the borrowing base if aged not more than one hundred twenty days from the date of invoice. Inclusion of the Company’s accounts receivable as qualified accounts remains subject to certain restrictions included in the Loan Agreement, as amended.

On September 15, 2006, S&T Bank also received the Change in Terms Agreement which had been executed by the Company concurrently with the Sixth Amendment. The Change in Terms Agreement extends the maturity date of the Loan Agreement by one year to September 30, 2007. The Change in Terms Agreement is included as Exhibit 10.2 to this Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits.

10.1	Sixth Amendment to Loan and Security Agreement (Asset Based ) between Allin Corporation and S&T Bank, a Pennsylvania banking association

10.2	Change in Terms Agreement between Allin Corporation and S&T Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIN CORPORATION

Dated: September 19, 2006	By:	/s/ Dean C. Praskach
Dean C. Praskach
Chief Financial Officer
(principal financial officer)

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Sixth Amendment to Loan and Security Agreement (Asset Based) between Allin Corporation and S&T Bank, a Pennsylvania banking association

10.2	Change in Terms Agreement between Allin Corporation and S&T Bank